EXHIBIT 10.1

ARCHITECTURAL AND DESIGN SERVICES CONTRACT

by and between

ARTERIOR SOLUTIONS CORP

And

RV WHOLESALE DIRECT LLC

Effective as of June 16, 2026

1.	Parties to the Contract
1.1.	Contractor: Arterior Solutions Corp, having its principal place of business at 15 Karadjordjeva St., Prnjavor, Bosnia and Herzegovina, 78430 (hereinafter referred to as the “Contractor”).
1.2.	Client: RV WHOLESALE DIRECT LLC, having its principal place of business at 308 S Highland St, Purcell, MO 64857-8138 (hereinafter referred to as the “Client”).

2.	Subject of the Contract
2.1.	The Contractor agrees to provide architectural and design services for a single-family residential house located in the USA.
2.2.	The Client acknowledges that the design project provided by the Contractor does not include adaptation to applicable state and local building codes and regulations in the USA, nor the preparation of permitting documentation. Such services must be performed by a locally licensed architect or engineer registered in the relevant U.S. jurisdiction.

3.	Scope of Work
●	Architectural design (plans, sections, facades)
●	Room layout with area specification
●	Roof and rafter structure plan
●	Foundation layout
●	Visualization
●	Development (site) plan

4.	Cost of Work
4.1.	The total fee for the services under this Contract is $5,140.

5.	Timeline
5.1.	The estimated duration of the Concept development shall be 4 (four) weeks, starting from the date the Contractor receives the full prepayment and the Client provides all required initial data.

6.	Payment Terms
6.1.	100% prepayment of $5,140.
6.2.	Payment is considered complete upon the full amount being credited to the Contractor’s account.

7.	Rights and Obligations of the Parties
Contractor shall:
●	Perform the design work in a timely and professional manner, in accordance with applicable standards and regulations.
●	Provide the Client with necessary drawings, design documentation, and other materials related to the Contract’s scope.
●	Incorporate reasonable feedback from the Client to the extent that it fits within the originally agreed-upon scope and budget.
●	Maintain confidentiality regarding any information obtained from the Client.

Client shall:
●	Furnish all required information, technical specifications, and relevant data to facilitate the Contractor’s work.
●	Make full payment in accordance with the terms specified in Section 6 of this Contract.
●	Provide timely approvals or decisions on design elements, materials, or additional documentation requests made by the Contractor.
●	Grant access to the project site (if necessary) for surveys and any agreed-upon on-site activities.

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8.	Liability of the Parties
8.1.	Each Party is liable for the non-fulfillment or improper fulfillment of its obligations under this Contract according to applicable law and the terms of this Contract.
8.2.	The Contractor is not responsible for delays resulting from the Client’s failure to provide data, delayed approvals, or any other actions or omissions by the Client.
8.3.	Should either Party breach the terms of this Contract, the breaching Party must compensate the other Party for any direct damages caused, in accordance with applicable law and this Contract.

9.	Confidentiality
9.1.	The Parties shall maintain strict confidentiality concerning all documents, drawings, financial details, and other information exchanged in connection with the Contract.
9.2.	This confidentiality obligation remains in effect after the completion or early termination of this Contract.

10.	Force Majeure
10.1.	Neither Party shall be liable for partial or complete non-performance of obligations under this Contract if such non-performance is caused by force majeure events - including but not limited to natural disasters, wars, epidemics, pandemics, quarantine restrictions, acts of government, or other circumstances beyond the reasonable control of the affected Party - that could not have been foreseen or prevented.
10.2.	The Party affected by such force majeure circumstances shall notify the other Party in writing within five working days of becoming aware of the event or circumstance, specifying its expected impact on the performance of obligations.

11.	Dispute Resolution
11.1.	The Parties shall seek to resolve any disputes or disagreements arising from this Contract through negotiation in good faith.
11.2.	If the Parties fail to resolve a dispute through negotiation, it shall be submitted to a court of competent jurisdiction in the Contractor’s place of registration or another mutually agreed court, in accordance with applicable law.

12.	Contract Duration and Termination
12.1.	This Contract becomes effective on the date of its signing by both Parties and remains in force until both Parties have fulfilled all their obligations.
12.2.	Either Party may terminate this Contract unilaterally in the event of a material breach by the other Party if such breach is not remedied within ten calendar days after written notification of the breach is provided.

13.	Miscellaneous
13.1.	All amendments and supplements to this Contract shall be valid only if made in writing and signed by the duly authorized representatives of both Parties.
13.2.	This Contract is executed in two counterparts, each having equal legal effect. One counterpart is kept by each Party.
13.3.	Any appendices, specifications, and additional agreements, duly signed by both Parties, form an integral part of this Contract.

Signatures

Contractor: ARTERIOR SOLUTIONS CORP	Client: RV WHOLESALE DIRECT LLC

By: /s/ Mira Palic	By: /s/ Sonu Sonu
Name: Mira Palic, Title: President Date: June 16, 2026	Name: Sonu Sonu Title: Member Date: June 16, 2026

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